Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

September 2, 2022

Cuentas Inc.

235 Lincoln Rd., Suite 210

Miami Beach, FL 33139

Re:       Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Cuentas Inc., a Florida corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of up to 8,743,771 shares of the Company’s common stock (the “Common Stock”) consisting of (i) 1,655,000 shares (the “Shares”) of Common Stock, (ii) 2,569,044 shares of Common Stock issuable upon exercise of certain pre-funded warrants (the “Investor Pre-Funded Warrants”) and (iii) 4,519,727 shares of Common Stock issuable upon exercise of certain warrants (the “Purchase Warrants” and together with the Investor Pre-Funded Warrants, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) that certain securities purchase agreement, dated August 4, 2022, by and among the Company and one of the selling stockholders; (iv) that certain engagement agreement, dated August 3, 2022, by and between the Company and H.C. Wainwright & Co., LLC, (v) the Warrants; and (vi) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares are duly and validly issued, fully paid and non-assessable and (ii) upon due exercise of the Warrants in accordance with the terms thereof, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to the Florida Business Corporation Act, including the applicable provisions of the Florida Statutes and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Florida or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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